Exhibit 8.1

Skadden, Arps, Slate, Meagher & Flom llp
	ONE MANHATTAN WEST	FIRM/AFFILIATE OFFICES
NEW YORK, NY 10001
SDCL EDGE Acquisition Corporation 1120 Avenue of the Americas, 4th Floor New York, New York 10036	TEL: (212) 735-3000 FAX: (212) 735-2000 May 15, 2024	BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO

RE:	U.S. Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as United States tax counsel to SDCL EDGE Acquisition Corporation, a Cayman Islands exempted company (“SEDA”), in connection with the Business Combination Agreement, dated as of February 20, 2024 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among Specialty Copper Listco plc, a public limited company registered in England and Wales (“PubCo”), SEDA Magnet LLC, a Delaware limited liability company and wholly owned subsidiary of PubCo (“Merger Sub”), MAGNET Joint Venture GmbH, a limited liability company organized under the laws of Germany, PP S&C Holding GmbH, a limited liability company organized under the laws of Germany, cunova GmbH, a limited liability company organized under the laws of Germany, KME SE, a stock corporation organized under the laws of Germany, Creature Kingdom Limited, a private limited company registered in England and Wales, and The Paragon Fund III GmbH & Co. geschlossene Investment KG, a limited partnership organized under the laws of Germany, and Mr. Edward Wilson Davis, solely in the capacity as the representative for the shareholders of SEDA, which, among other things, provides for SEDA to be merged with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”). This opinion is being delivered in connection with the Registration Statement of PubCo (CIK No. 0002009342) on Form F-4 confidentially submitted to the Securities and Exchange Commission (the “SEC”) filed on March 19, 2024, as amended and supplemented through the date hereof (the “Registration Statement”).

SDCL EDGE Acquisition Corporation

May 15, 2024

In rendering the opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, factual representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of (i) the Business Combination Agreement, (ii) the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents and that such documents accurately and completely reflect the material facts of such transactions. In addition, we have relied upon the accuracy and completeness of certain statements, factual representations, covenants and agreements made by SEDA, including the accuracy and completeness of all factual representations and covenants set forth in a certificate dated as of the date hereof from an officer of SEDA (the “Officer’s Certificate”). For purposes of rendering our opinion, we have assumed that such statements, factual representations, covenants and agreements are, and will continue to be, including through the completion of the transactions contemplated by the Business Combination Agreement, true and correct without regard to any qualification as to knowledge or belief. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, factual representations, covenants and agreements set forth in the documents referred to above and the statements, factual representations, covenants and agreements made by SEDA, including those set forth in the Officer’s Certificate.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable. In making our examination of documents, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. The conclusions set forth herein are based on our analysis and interpretation of the applicable authorities and our views regarding the most appropriate interpretation of such authorities as applicable to the facts of the Merger. Moreover, there is no authority directly addressing the treatment for U.S. federal income tax purposes of the particular facts of the Merger, and accordingly that treatment is not entirely clear. There can be no assurance that our opinion will be accepted by the Service or, if challenged, by a court.

SDCL EDGE Acquisition Corporation

May 15, 2024

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “U.S. Federal Income Tax Considerations,” we are of the opinion that, for U.S. federal income tax purposes: (i) the Merger should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and thus be treated as if SEDA transferred all of its assets and liabilities to PubCo in exchange for all of the outstanding PubCo securities (as defined in the Registration Statement) and then distributed the PubCo securities to the holders of SEDA Securities (as defined in the Registration Statement) in liquidation of SEDA, and as a result (ii) U.S. Holders (as defined in the Registration Statement) of SEDA Securities should generally not recognize gain or loss as a result of the Merger. We express no opinion on the potential United States federal income tax consequences of the Merger pursuant to Section 367 of the Code or the passive foreign investment company rules.

Except as expressly set forth above, we express no other opinion. This opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, factual representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. No assurances can be given that future legislative, judicial, or administrative changes, on either a prospective or a retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusion stated herein.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading “U.S. Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP